Exhibit 10.2

Employment Contract – Yuebiao Li

BETWEEN: Yantai Jinzheng Environment Technology Co., Ltd., a company legally incorporated under the laws of People’s Republic of China, having a mailing address at Ruida Road, Laishan Economic Development Zone, Yantai City, Shandong Province, acting and represented herein by Mr. Yuebiao Li, Legal Representative, declaring duly authorized, (hereinafter called the “COMPANY”)

AND:  Yuebiao Li, residing at Taiwan Village, Yantai City (hereinafter called the “EMPLOYEE “)

(COMPANY and EMPLOYEE hereinafter collectively called “Parties”)

WHEREAS:

COMPANY requires the services of EMPLOYEE as Chief Executive Officer (CEO);

EMPLOYEE agreed to provide COMPANY his full-time services as CEO;

the Parties wish to confirm their agreement in writing;

the Parties have the capacity and quality of exercise all the rights necessary for the conclusion and implementation of the agreement found in this Contract;

THEREFORE THE FOREGOING, THE PARTIES AGREE AS FOLLOWS:

1. Employment

EMPLOYEE agrees to assume full-time for COMPANY (minimum of forty (40) hours per week) the role of CEO during the entire duration of the Contract;

2. Term

This Contract is for a term of 36 months, namely from 1st June 2017 to 31th May 2020, and it is terminated upon expiration of the term unless the Parties enter into a new employment contract prior to its expiration.

3. Responsibilities

EMPLOYEE agrees and undertakes to COMPANY to the following: The services must be made full time in a professional manner, according to the rules generally accepted by industry.

3.1 Shall be subject to regulatory oversight of the Board, in representation of the COMPANY and take overall responsibility for the operational management and financial management of the COMPANY, to ensure the safety of operation, effective management and the preservation and appreciation of assets.

3.2 Shall be strictly compliance with laws, regulations and financial and accounting system, drafting plans on the establishment of the COMPANY’s internal management departments and basic management system of the COMPANY.

3.3 Unless agreed by the Board, shall not make change to the legal representative, company name, business scope of the company.

3.4 Unless agreed by the Board, shall not dispose the property of the COMPANY, including but not limited to transfer, selling off, mortgaging, pledge, leasing or giving out.

3.5 If the COMPANY needs to ask for a loan, consent of the Board shall be made.

3.6 Shall not provide external guarantee in the name of the COMPANY.

3.7 Shall regularly submit factual financial reports to the Board.

3.8 Deciding on the hiring or dismissing of the persons-in-charge other than those who shall be decided by the Board.

3.9 Performing other responsibility granted by the articles of association or the Board.

4. CONSIDERATION

4.1 Service Awards

In consideration of the provision of services, COMPANY to pay EMPLOYEE, as compensation;

The gross amount of RMB 216,720 annually calculated at the rate of twelve (12) equal monthly installments consecutively of RMB18,060 each.

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4.2 Expenditure incurred

COMPANY will reimburse EMPLOYEE all reasonable expenses incurred in connection with this Contract, upon presentation of appropriate documentation. The date of reimburse EMPLOYEE shall be the 20th of each month.

4.3 Bonus

Executive will be eligible to receive an annual bonus based on annual profit of COMPANY, according to the resolution of board of directors. The board of directors shall have the sole discretion to determine whether Executive is entitled to any such bonus and to determine the amount of any such bonus.

5. Commitment to confidentiality and nondisclosure

EMPLOYEE recognizes that certain disclosures to be provided by COMPANY have or may have considerable strategic importance, and therefore represent trade secrets for purposes of this Contract. During the term of this Contract and for a period of 36 months following the end of it, EMPLOYEE is committed to COMPANY to:

5.1 keep confidential and not disclose the information;

5.2 take and implement all appropriate measures to protect the confidentiality of the information;

5.3 not disclose, transmit, exploit or otherwise use for its own account or for others, elements of information;

6. Exclusivity of service provider

During the term of this Contract and for a period of 24 months following the end of it, EMPLOYEE is committed to COMPANY not render services to or for direct or indirect competitors of COMPANY.

7. Termination of Contract

Either party may terminate this Contract at any time, upon presentation of a sixty (60) days notice given to the other party.

8. GENERAL PROVISIONS

Unless specific provision to the contrary in this Contract, the following provisions apply.

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8.1 Force Majeure

Neither party can be considered in default under this Contract if the performance of its obligations in whole or in part is delayed or prevented by following a force majeure situation. Force majeure is an external event, unforeseeable, irresistible and it absolutely impossible to fulfill an obligation.

8.2 Severability

The possible illegality or invalidity of an article, a paragraph or provision (or part of an article, a paragraph or provision) does not in any way affect the legality of other items, paragraphs or provisions of this Contract, nor the rest of this article, this paragraph or provision unless a contrary intention is evident in the text.

8.3 Notices

Any notice to a party is deemed to have been validly given if in writing and sent by registered or certified mail, by bailiff or by courier to such party at the address listed at the beginning of this Contract or any other address that the party may indicate a similar notice to another party. A copy of any notice sent by mail must be sent by one mode of delivery mentioned above.

8.4 No Waiver

The inertia, neglect or delay by any party to exercise any right or remedy under this Contract shall in no way be construed as a waiver of such right or remedy.

8.5 Contract Amendment

This Contract may be amended only by a writing signed by both Parties.

9. Applicable Laws and Election of domicile

This Contract is subject to the laws of the People’s Republic of China.

The Parties agree to elect domicile in the judicial district of Yantai City, Shandong Province, China, and chose it as the appropriate district to hear any claim arising from the interpretation, application, and performance, the entry into force, validity and effect of this Contract.

10. Currencies

All sums of money under this Contract refer to Chinese currency.

11. Effectiveness and Copies

This Contract will come into force upon signature and seal by both Parities. This Contract is made in duplicate and both are of equally binding force. The COMPANY and the EMPLOYEE each holds one copy.

IN THE CITY OF YANTAI, SHANDONG PROVINCE.

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Yantai Jinzheng Environment Technology Co., Ltd.

Yantai Jinzheng Environment Technology Co., Ltd.
(Seal)

Yuebiao Li

/s/ Yuebiao Li
(Signature)

Date: May 27, 2017

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